MS Carriers Logo Here


                                                        April 4, 2000


     Dear  Shareholders:

     It is a pleasure to invite you to the 2000 Annual Meeting of Shareholders to be held at the Company's Office, 3171 Directors Row in Memphis, Tennessee on May 5th. I hope that those of you who find it convenient will attend.

     At the meeting we will report to you on the Company's current operations and outlook, and members of the Board of Directors and management will be pleased to respond to any questions you may have.

     Whether you own few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly.

     If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board's recommendations.

     I look forward to seeing as many of you as possible at the meeting.

                                      Sincerely,



                                      /s/ MICHAEL S. STARNES
                                      Michael S. Starnes
                                      CHAIRMAN OF THE BOARD

                              M.S. CARRIERS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of M.S. Carriers, Inc. (the "Company") will be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, on Friday, May 5, 2000, at 9:00 a.m., local time, for the following purposes:

     1. To elect directors for the ensuing year; and

     2. To act upon such other matters as may properly come before the meeting.

     Shareholders of record at the close of business on March 3, 2000, will be entitled to vote at the meeting or any adjournment thereof.

     It is important that your shares be represented at the meeting. Accordingly, you are urged to sign and return the enclosed proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.

                                      M.J. Barrow
                                      SENIOR VICE PRESIDENT-FINANCE AND
                                      ADMINISTRATION, CHIEF FINANCIAL OFFICER,
                                      AND SECRETARY-TREASURER

                               M.S. CARRIERS, INC.
                               3171 DIRECTORS ROW
                            MEMPHIS, TENNESSEE 38131
                                 PROXY STATEMENT

     This proxy statement and the accompanying proxy card are being mailed on or about April 4, 2000, to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders in Memphis, Tennessee. Proxies are solicited to give all shareholders of record at the close of business on March 3, 2000, an opportunity to vote on matters that come before the meeting. This procedure is necessary because many shareholders will not be able to attend the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.

     When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before it is voted at the meeting.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.

     As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

     As of March 3, 2000, the record date, there were 12,051,601 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of Directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of March 3, 2000, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                           OWNERSHIP OF COMMON STOCK

NAME OF                                                               AMOUNT AND NATURE OF             PERCENT
BENEFICIAL OWNER                                                    BENEFICIAL OWNERSHIP (1)           OF CLASS

Michael S. Starnes
    c/o M.S. Carriers, Inc.
    3171 Directors Row
    Memphis, Tennessee 38131 . . . . . . . . . . . . . . . .               2,784,032(2)                  22.5%

The Capital Guardian Trust Company and
Capital International, Inc.
    11100 Santa Monica Blvd.
    Los Angeles, CA 90025  . . . . . . . . . . . . . . . . .               1,175,600(3)                   9.5%

Dimensional Fund Advisors, Inc.
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401 . . . . . . . . . . . . . . . . .                 736,000                      5.9%

James W. Welch . . . . . . . . . . . . . . . . . . . . . . .                 131,538(4)                    *

M.J. Barrow  . . . . . . . . . . . . . . . . . . . . . . . .                  96,507(5)                    *

Mike Reaves  . . . . . . . . . . . . . . . . . . . . . . . .                  23,557(6)                    *

John M. Hudson . . . . . . . . . . . . . . . . . . . . . . .                  46,416(7)                    *

Morris H. Fair . . . . . . . . . . . . . . . . . . . . . . .                  18,000(8)                    *

Jack H. Morris, III  . . . . . . . . . . . . . . . . . . . .                  24,500(9)                    *

Edward A. Labry, III . . . . . . . . . . . . . . . . . . . .                   8,500                       *

All executive officers and directors as a group  . . . . . .                   3,133,050                 25.3%

* Indicates less than 1%.

(1) Beneficial ownership of Common Stock consists of sole voting and investment power except as otherwise indicated.

(2) The shares of Common Stock shown as beneficially owned by Michael S. Starnes represent 2,699,667 shares owned directly by him, 365 shares allocated to his account in the Company's Retirement Savings Plan and 84,000 shares which he may acquire through the exercise of stock options within 60 days of March 3, 2000.

(3) According to a Schedule 13G (Amendment No. 1) dated February 10, 2000, The Capital Guardian Trust Company and Capital Group International, Inc. claimed as of December 31, 1999, sole voting power with respect to 820,100 shares and sole investment power with respect to 1,119,600 shares.

(4) The shares of Common Stock shown as beneficially owned by James W. Welch represent 45,000 shares owned directly by him, 2,538 shares allocated to his account in the Company's Retirement Savings Plan and 84,000 shares which he may acquire through the exercise of stock options within 60 days of March 3, 2000.

(5) The shares of Common Stock shown as beneficially owned by M.J. Barrow represent 3,381 shares owned directly by him, 9,126 shares allocated to his account in the Company's Retirement Savings Plan and 84,000 shares which he may acquire through the exercise of stock options within 60 days of March 3, 2000. Excludes 120 shares owned by Mr. Barrow's spouse and 60 shares owned of record by Mr. Barrow as custodian for his adult children.

(6) The shares of Common Stock shown as beneficially owned by Mike Reaves represent 500 shares owned directly by him, 2,057 shares allocated to his account in the Company's Retirement Savings Plan and 21,000 shares which he may acquire through the exercise of stock options within 60 days of March 3, 2000.

(7) The shares of Common Stock shown as beneficially owned by John M. Hudson represent 890 shares owned directly by him, 4,026 shares allocated to his account in the Company's Retirement Savings Plan and 41,500 shares which he may acquire through the exercise of stock options within 60 days of March 3, 2000.

(8) The shares of Common Stock shown as beneficially owned by Morris H. Fair represent 15,500 shares owned directly by him and 2,500 shares which he may acquire through the exercise of stock options within 60 days of March 3, 2000.

(9) The shares of Common Stock shown as beneficially owned by Jack H. Morris, III represent 22,000 shares owned directly by him and 2,500 shares which he may acquire through the exercise of stock options within 60 days of March 3, 2000.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     At the meeting, the shares represented by the enclosed proxy card will be voted for the election of the six nominees named below, unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.

     If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for such other persons as may be determined by the holders of such proxies or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.

     All of the nominees are members of the present Board. The table below sets forth the names and present position with the Company of each nominee.

NAME                                  POSITION WITH THE COMPANY

Michael S. Starnes              Chairman of the Board, President and
                                Chief Executive Officer
James W. Welch                  Senior Vice President - Marketing and Director
M.J. Barrow                     Senior Vice President - Finance and
                                Administration, Chief Financial Officer,
                                Secretary-Treasurer and Director
Morris H. Fair                  Director
Jack H. Morris, III             Director
Edward A. Labry, III            Director

     The Board of Directors unanimously recommends a vote FORelection of the director nominees.

                              INFORMATION REGARDING
                        DIRECTORS AND EXECUTIVE OFFICERS

     Information concerning the names, ages, positions with the Company and business experience of the Company's current directors, director nominees and executive officers is set forth below.

     MICHAEL S. STARNES, 55, is the Chairman of the Board, President and ChiefExecutive Officer of the Company, positions he has held since 1978. Mr. Starnes is a director of RFSHotel Investors, Inc. and Mid-America Apartment Communities. He has been a Director of the Company since 1978 and is a member of the Compensation Committee.

     JAMES W. WELCH, 56, is the Senior Vice President - Marketing of the Company, a position he has held since May 1989. Mr. Welch joined the Company in 1982 as a Vice President - Sales and served in that capacity until 1989. He has been a Director of the Company since 1982.

     M.J. BARROW, 55, is the Senior Vice President - Finance and Administration, Chief Financial Officer and Secretary-Treasurer of the Company, positions he has held since at least May 1989. Mr. Barrow joined the Company in 1982 as Controller and Treasurer and shortly thereafter was named Vice President - Finance. In February 1986, Mr. Barrow was named Secretary-Treasurer and Chief Financial Officer of the Company. He has been a Director of the Company since 1982.

     MORRIS H. FAIR, 70, has been a Financial Advisor with PaineWebber since November 1999. From April 1995 through October 1999 he was associated with Raymond James & Associates, Inc. From September 1988 through December 1997, he was Senior Vice President of Union Planters Corporation. Mr. Fair was Chairman of the Board of UMIC Securities Corporation of Memphis, Tennessee, with which he was associated from 1966 to 1988. He has been a Director of the Company since 1986 and is a member of the Audit and Executive Compensation Committees.

     JACK H. MORRIS, III, 69, is Chief Executive Officer of Auto Glass of Memphis, Inc. with which he has been associated since 1951. He has been a Director of the Company since 1986 and is a member of the Audit and Executive Compensation Committees.

     EDWARD A. LABRY, III, age 37, is President and a member of the board of directors of Concord EFS, Inc. and its subsidiary EFS National Bank, Memphis, Tennessee, with which he has been associated since 1984. He has been a Director of the Company since September 1999 and was appointed to the Audit and Executive Compensation Committee in March 2000.

     MIKE REAVES, 55, is the Senior Vice President - Driver Services of the Company, a position he has held since May 1996. He joined the Company in June 1994 and was named Vice President - Driver Services in May 1995. Prior to joining the Company, he was employed by Yellow Corporation, the parent corporation of several less-than-truckload carriers, in various management positions.

     JOHN M. HUDSON, 58, is the Vice President - Human Resources of the Company, a position he has held since May 1996. He joined the Company in 1990 and was named Vice President - Human Resources in 1991 and Vice President - Process and Individual Development in 1994. In 1996, he resumed his duties as Vice President
- Human Resources.

                         ADDITIONAL INFORMATION RELATED
                           TO THE BOARD OF DIRECTORS

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Members of the Board who are not officers are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analyses and other reports, as well as by participating in Board meetings. To assist the Board in carrying out its duties, the Board has established an Audit Committee and an Executive Compensation Committee.

     Regular meetings of the Board of Directors are held each quarter, and special meetings are scheduled when required. The Board held four meetings in 1999 and each director attended all of the meetings.

     The Audit Committee meets with management and the independent auditors to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent auditors. The members of the Committee during 1999 were Messrs. Fair and Morris. The Committee met twice during 1999 and each member attended those meetings. Mr. Labry was appointed to the Committee in March 2000.

     The Executive Compensation Committee administers reviews and approves the salaries and other remuneration arrangements for senior management. The members of the Committee who are not employees of the Company administer the Company's Stock Option Plans. The members of the Committee during 1999 were Messrs. Starnes, Fair and Morris. The Committee met once during 1999 and each member attended the meeting. Mr. Labry was appointed to the Committee in March 2000.

     The Company does not have a standing Nominating Committee. The entire Board of Directors serves in the capacity of a Nominating Committee.

                           COMPENSATION OF DIRECTORS

     Directors who are not full-time employees receive a fee of $3,000 for each meeting of the Board they attend and for each Committee Meeting they attend if not held on a day on which a meeting of the Board is held. Directors who are also officers of the Company receive no additional compensation for services as directors. Under the Company's Non-Employee Directors Stock Option Plan, which was approved by the shareholders, each non-employee director receives an automatic, non-discretionary award of an option to purchase 2,500 shares of Common Stock upon their election to the Board. The option price per share is equal to the fair market value of the Common Stock on the date of the grant. Each stock option shall vest and become exercisable in five (5) equal annual installments on the anniversary dates of the date of the grant. If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all options granted to him or her shall immediately terminate; provided, however, the non-employee director shall have thirty (30) days from the date on which he or she ceased to be a director to exercise any portion of the option which was exercisable on the date that the non-employee director ceased to be a director of the Company.

                             EXECUTIVE COMPENSATION

     The following table and related notes summarize the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers for the three fiscal years ended December 31, 1999.


                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                           ANNUAL COMPENSATION               COMPENSATION      OTHER COMPENSATION
                                                           -------------------               ------------      ------------------
                                                                                                              DEFINED
                                                                                                           CONTRIBUTION   LIFE
NAME AND PRINCIPAL POSITION                         YEAR         SALARY           BONUS        OPTIONS        PLANS(1)  INSURANCE(2)
---------------------------                         ----        --------        --------       -------     ------------ ------------

Michael S. Starnes                                  1999        $325,728        $316,113          --          $10,769     $60,358
 Chairman of the Board,                             1998         340,281         216,986          --            5,000      60,319
 President and Chief                                1997         346,656          33,762          --             --        64,516
 Executive Officer

James W. Welch                                      1999         179,178         201,522          --            5,375       4,225
  Senior Vice President-                            1998         179,178         144,657          --            5,000       4,183
  Marketing                                         1997         194,469          33,762        20,000          4,750       4,272

M. J. Barrow                                        1999         161,765         201,522          --            4,004       4,482
 Senior Vice President-                             1998         161,765         144,657          --            5,000       4,442
 Finance and Administration                         1997         175,579          33,762        20,000          4,179       4,377
 Secretary, Treasurer

Mike Reaves                                         1999         150,000         201,522          --            4,384       6,549
 Senior Vice President-                             1998         150,000         144,657          --            2,000       6,533
 Driver Services                                    1997         154,307          33,762        20,000          4,750          --

John M. Hudson                                      1999         115,500          22,000          --            3,465          --
 Vice President-                                    1998         125,529          43,399         5,000          2,000          --
 Human Resources                                    1997         129,104           6,307          --            2,850          --

(1) The Company's contribution to the named individual's account in the Company's Retirement Savings Plan and Deferred Compensation Plan.

(2) Premiums paid by the Company on split-dollar life insurance policies covering the named individual.

                             OPTION GRANTS IN 1999

     The Company did not grant any stock options to the Chief Executive Officer or the four other most highly compensated executive officers during the year ended December 31, 1999.

          AGGREGATED OPTION EXERCISES IN 1999 AND YEAR-END VALUE TABLE

     The following table sets forth information with respect to stock options exercised by the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1999.


                                                                          NUMBER OF                       VALUE OF UNEXERCISED
                                                                     UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                                                     AT DECEMBER 31, 1999                AT DECEMBER 31, 1999(1)
                       SHARES ACQUIRED        VALUE           --------------------------------       -------------------------------
NAME                     ON EXERCISE         REALIZED         EXERCISABLE        UNEXERCISABLE        EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------------------

Michael S. Starnes          --                  --              78,000              12,000              $233,250         $70,500

James W. Welch              --                  --              80,000              20,000               816,000          70,250

M. J. Barrow                --                  --              80,000              20,000               816,000          70,250

Mike Reaves                 --                  --              17,000              25,000                55,250          92,125

John M. Hudson              --                  --              36,500              11,000               376,156          46,025

(1) This amount is the aggregate of the number of options multiplied by the difference between the closing sale price of $23.875 of the Common Stock on the last trading day in 1999 minus the exercise price for those options.

EMPLOYMENT CONTRACTS

     The Company has employment agreements with senior executive officers. Under each of these employment agreements, the Executive Compensation Committee of the Company's Board of Directors determines the annual base salary of the executive officer and may award discretionary bonuses to the executive officer. Each executive officer is entitled to participate in all employee benefit plans generally available to the Company's employees. The Company shall reimburse all ordinary and necessary business expenses incurred by each of these executive officers. Each of these employment agreements provides that the employment of the executive officer may be terminated by either the Company or the executive officer upon thirty days' notice. Mr. Welch's employment agreements contain certain non-competition and confidentiality provisions which continue after the term of his employment.

COMPLIANCE  WITH SECTION  16(A) OF THE  SECURITIES  EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SECregulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10%beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     During the 1999 year, the Executive Compensation Committee of the Board of Directors (the "Committee") was composed of the Chairman of the Board and two Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation plans. Mr. Starnes does not participate in the Committee's deliberations concerning his compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that superior performance of the Company results from the coordinated efforts of all employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of the Company's customers and shareholders.

     The Company's goal is to attract, retain and reward employees who contribute to the long-term success of the Company. The philosophy underlying the compensation plans is the alignment of compensation with the Company's business objectives and performance. In addition, the Company seeks to align the interests of all employees with those of the shareholders. Key principles of this philosophy are:

    [BULLET] Providing fairness in compensation plans which deliver pay commensurate with the Company's performance and the individual's performance.

    [BULLET] Providing equity-based incentives for the employees to insure that they are motivated over the long term to manage the Company's business as owners rather than just employees.

EXECUTIVE OFFICER COMPENSATION

     SALARY AND BONUS. The Company strives to structure the base salaries and annual bonuses of the Company's executive officers to be competitive with those provided to similarly situated executives with other publicly held truckload motor carriers. In establishing compensation, the Committee considers (i) the Company's financial performance, as well as the role and contribution of the particular executive officer with respect to such performance; (ii) individual performance and responsibility, past performance and potential with the Company;
(iii)compensation information disclosed by similar publicly held truckload carriers; and (iv) compensation levels disclosed by other publicly held companies headquartered in Memphis, Tennessee. Salary levels are largely subjective, with individual performance and responsibility being the most important factor.

     The Committee establishes a formula for determining bonuses for its executive officers and other senior management employees. During the first quarter of 1999, the Committee determined that the 1999 bonus pool for senior management would be based upon the Company's level of diluted earnings per share for the year. The Committee set $2.09 per share as the minimum level of earnings to be achieved by the Company before any amount would be allocated to the bonus pool. It was determined that if diluted earnings per share were to exceed $2.09, the bonus pool would be increased by a predetermined percentage of after tax earnings. The Company's actual diluted earnings per share for 1999 was $2.39 which resulted in a total bonus pool of $1,580,679 which was distributed among 19 employees.

     The Committee believes that the compensation of the Company's officers as a group, historically and during the last fiscal year, has been comparable to that of other publicly held truckload motor carriers.

     STOCK OPTIONS. The Company's Stock Option Plans are the vehicles utilized to provide long-term incentives to executive officers. Grants under these plans are tied to the value of the Company's Common Stock, thereby providing an additional incentive for executive officers to maximize shareholder value. Options granted under the plans have a term of ten years and typically vest over a five-year period. An executive officer receives value from the grant of options under these plans if the Company's Common Stock appreciates over the long term and the executive officer continues in the employ of the Company.

     In making option grants to executive officers, the Committee evaluates the individual officer's past and expected future contributions to the Company's long-term success. In 1999, the Committee did not award any stock option to executive officers.

     CHIEF EXECUTIVE OFFICER. Due to Mr. Starnes' substantial responsibility and contributions to the Company, Mr. Starnes' base salary is set significantly above the base salaries of the other executive officers. In setting Mr. Starnes' salary, the Committee specifically considered (i) Mr. Starnes' performance as Chairman, President and Chief Executive Officer; (ii) the Company's financial results and (iii) the compensation paid to chief executive officers of other publicly held truckload motor carriers. The factors were considered subjectively, and none was given any specific weight. For 1999, Mr. Starnes was allocated 20% of the bonus pool which was established for senior management. The Committee believes Mr. Starnes' total compensation is appropriate in view of the Company's operating results in 1999.

                                       EXECUTIVE COMPENSATION COMMITTEE

                                       Jack H. Morris, III, Chairman
                                       Morris H. Fair
                                       Michael S. Starnes

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.)Index and the Nasdaq Trucking and Transportation Index from December 31, 1994 to December 31, 1999. The graph assumes that $100 was invested on December 31, 1994, and any dividends were reinvested.


[PERFORMANCE GRAPH HERE]


                             YEAR ENDING DECEMBER 31

                                     1994           1995         1996           1997           1998        1999
M.S. Carriers, Inc.                   100             92           74            114            151         110
Nasdaq Stock Market
    (U.S.) Index                      100            141          174            213            300         542
Nasdaq Trucking and
    Transportation Index              100            117          129            165            148         158

                                    AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors for the year ended December 31, 2000. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Proposals intended to be presented at the 2000 Annual Meeting of Shareholders should be sent to M.J. Barrow, Secretary, M.S. Carriers, Inc., P.
O. Box 30788, Memphis, Tennessee 38130-0788, and must be received by December 15, 2000, in order to be included in the proxy materials for the 2001 annual meeting.

                                 OTHER MATTERS

     In addition to the matters described above, there will be an address by the Chairman and a general discussion period during which shareholders will have an opportunity to ask questions about the Company's business.

     If any matter not described herein should come before the meeting, the persons named in the accompanying proxy card will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                               OTHER INFORMATION

     The enclosed proxy card is being solicited by the Board of Directors and the entire cost of such solicitation will be paid by the Company. If the proxy is properly executed, the shares represented by it will be voted at the Annual Meeting. If a shareholder has specified how his shares are to be voted, they will be voted in accordance with such specification. To the extent necessary to assure sufficient representation at the meeting, certain officers and other regular employees of the Company may, by telephone, telegraph or personal interview, request the return of proxies.

     It is intended that the shares represented by the proxy not limited to the contrary will be voted in favor of all items listed on the proxy and in the discretion of the persons named in the proxies on any other matter which may properly come before the meeting.

                              FINANCIAL STATEMENTS

     Financial statements for the Company are included in the Annual Report to shareholders for the year 1999 which is being mailed to shareholders with this proxy statement but which is not a part of the proxy soliciting materials. Additional copies of these statements, as well as the Annual Report to the Securities and Exchange Commission on Form 10-K, may be obtained without charge from M.J. Barrow, Secretary, M.S. Carriers, Inc., P.O. Box 30788, Memphis, Tennessee 38130-0788.

     The above notice and proxy statement are sent by order of the Board of Directors.

                                       M.J. Barrow
                                       Secretary

March 30, 2000

[ATTACHMENT -- PROXY CARD]
FRONT
M.S. CARRIERS, INC.                                    PROXY CARD
3171 Directors Row
Memphis, Tennessee 38131
     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 5, 2000.
     The undersigned hereby appoints Michael S. Starnes and M.J. Barrow, or either of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in M.S. Carriers, Inc., at the Annual Meeting of the Shareholders to be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, beginning at 9:00 a.m. on May 5, 2000, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. If no directions are given, the proxies will vote for the election of all listed nominees and, at their discretion, on any other matter that may properly come before the meeting.
     Your vote for the election of Directors may be indicated on the other side. Nominees are Michael S. Starnes, James W. Welch, M.J. Barrow, Morris H. Fair, Jack H. Morris, III and Edward A. Labry, III.
     Please sign on the other side and return promptly. If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

BACK SIDE
Please mark votes [X]
bullet To vote your shares for all Director nominees, mark the "For" box on Item "1".
bullet To withhold voting for all nominees, mark the "Withhold" box.
bullet If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the names of those you do not want to vote for in the space provided; your shares will be voted for the remaining nominees.


Directors recommend a vote "For"

                                         With-      For All
                              For        hold       Except*

1. Election of All            [ ]        [ ]        [ ]
   Directors
   (Page 3)
*Exceptions



Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Sign here as name(s) appear on reverse side

x
x
Date                        , 2000